Exhibit 99.2

Organic Holdings, LLC and Subsidiaries

Condensed Consolidated Financial Statements

(Unaudited)

As of September 30, 2015 and December 31, 2014

and For the Nine Month Periods Ended

September 30, 2015 and September 30, 2014

Organic Holdings, LLC and Subsidiaries

Condensed Consolidated Balance Sheets (Unaudited)

	September 30, 2015	December 31, 2014

ASSETS

Current assets:
Cash	$248,710	$889,026
Accounts receivable, net	3,583,782	2,350,083
Inventory, net	4,137,315	3,249,759
Prepaid expenses	133,973	289,008
Total current assets	8,103,780	6,777,876

Property and equipment, net	113,981	141,410
Debt financing costs	386,452	464,698
Deposits	21,468	104,829

	$8,625,681	$7,488,813

LIABILITIES AND MEMBERS' DEFICIT

Current liabilities:
Accounts payable	$2,906,948	$3,626,640
Accrued expenses	2,394,750	1,575,482
Total current liabilities	5,301,698	5,202,122

Line of credit	2,056,108	559,504
Derivative warrant liability, at fair value	1,655,469	2,363,000
Long term debt, net of debt discount	4,544,000	4,391,250
Total liabilities	13,557,275	12,515,876

Members' deficit	(4,931,594)	(5,027,063)

	$8,625,681	$7,488,813

See accompanying notes to condensed consolidated financial statements.

2

Organic Holdings, LLC and Subsidiaries

Condensed Consolidated Statements of Operations (Unaudited)

	Nine Months Ended September 30,
	2015	2014

Gross sales	$26,295,137	$29,328,488
Less: Sales returns and discounts	(3,770,957)	(4,074,354)
Net sales	22,524,180	25,254,134

Cost of goods sold	12,555,078	14,732,786

Gross margin	9,969,102	10,521,348

Operating expenses	9,891,525	7,684,871

Operating income	77,577	2,836,477

Other income (expense)
Interest expense	(689,639)	(538,765)
Change in value of derivative warrant liability	707,531	(1,273,000)
Other income (expense)	17,892	(1,811,765)

Net income	$95,469	$1,024,712

See accompanying notes to condensed consolidated financial statements.

3

Organic Holdings, LLC and Subsidiaries

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine months ended September 30,
	2015	2014

Cash flows from operating activities:
Net income	$95,469	$1,024,712
Adjustments to reconcile net income to
net cash (used in) provided by operating activities:
Depreciation	63,761	67,500
Amortization of debt discount	270,293	36,122
Change in fair value of derivative warrant liability	(707,531)	1,273,000
Changes in operating assets and liabilities:
Accounts receivable	(1,233,699)	1,520,442
Inventory	(887,556)	1,424,030
Prepaid expenses	232,847	(151,455)
Accounts payable	(719,692)	(2,027,420)
Accrued expenses	819,717	(1,103,456)
Net cash (used in) provided by operating activities	(2,066,391)	2,063,475

Cash flows from investing activities:
Purchases of property and equipment	(36,332)	(21,133)
Increase in deposits	83,361	27,282
Net cash provided by investing activities	47,029	6,149

Cash flows from financing activities:
Payment of debt financing costs	(117,558)	(36,122)
Net proceeds from (payments on) line of credit	1,496,604	(396,955)
Net cash provided by (used in) financing activities	1,379,046	(433,077)

Net (decrease) increase in cash	(640,316)	1,636,547
Cash, beginning of the period	889,026	916,308
Cash, end of the period	$248,710	$2,552,855

Supplemental disclosure of cash flow information:
Cash paid for interest	$536,889	$538,765

See accompanying notes to condensed consolidated financial statements.

4

Organic Holdings, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

1.	Nature of Operations

Organic Holdings, LLC and subsidiaries (collectively, the “Company”), a Delaware limited liability corporation, was formed in October 2009 with headquarters in Boca Raton, Florida. The Company is principally engaged in the business of developing, formulating, manufacturing, distributing and marketing branded and private-label nutritional products and dietary supplements.

2.	Significant Accounting Policies

Basis of consolidation

The consolidated financial statements include the accounts of Organic Holdings, LLC and its wholly-owned subsidiaries:

Reserve Life Organics, LLC (d/b/a Reserveage Organics)

ResVitale, LLC

InnoVitamin Organics, LLC

Organics Management LLC

Re-Body, LLC

CocoaWell, LLC

Fembody, LLC

Reserve Life Nutrition, LLC

Innovita Specialty Distribution, LLC

Joie Essance, LLC

All intercompany transactions have been eliminated in consolidation.

Basis of Presentation and Unaudited Information

The condensed consolidated interim financial statements have been prepared by the Company in accordance with United States generally accepted accounting principles, without audit. Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles have been condensed or omitted, although the Company believes that the disclosures are adequate to make the information presented not misleading. These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management, are necessary for fair presentation of the information contained therein. Financial results for any interim period are not necessarily indicative of financial results that may be expected for the fiscal year. The unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes.

5

Organic Holdings, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

Concentration of Credit Risk and Significant Customers

Financial instruments which potentially expose the Company to concentrations of credit risk include cash and trade accounts receivable. Cash includes accounts placed with federally insured financial institutions. Such accounts may at times exceed federally insured limits. The Company has not experienced any losses on such accounts.

The Company’s gross sales are concentrated in several large customers as shown in the table below:

	September 30, 2015		September 30, 2014
	Sales	% of Total	Sales	% of Total
Customer 1	$8,534,611	32%	$8,505,262	29%
Customer 2	3,841,816	15%	6,452,267	22%
Customer 3	3,433,745	13%	3,812,703	13%
All other customers	10,484,965	40%	10,558,256	36%
Total	$26,295,137	100%	$29,328,488	100%

The Company used two manufacturers to supply a significant portion of its inventory in 2015. Purchases from these vendors amounted to 50% and 12% of total purchases for the period ended September 30, 2015 and 46% and 10% of total purchases for the period ended September 30, 2014.

Cash

The Company’s cash is carried at fair market value.

6

Organic Holdings, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)
(Continued)

Accounts Receivable

Accounts receivable relate to sales to customers on account in the ordinary course of business and are carried on a gross basis less the allowance for doubtful accounts. Management estimates the allowance for doubtful accounts based on existing economic conditions, the financial conditions of the customers and the amount and age of past due accounts. As of September 30, 2015 and December 31, 2014, the Company had recorded an allowance for doubtful accounts of $86,113 and $355,609, respectively. Receivables are considered past due if full payment is not received by the contractual due date. Past due accounts are written off against the allowance for doubtful accounts only after collection attempts have been exhausted. Approximately 35%, 32% and 10% of the Company’s total accounts receivable related to three customers as of September 30, 2015. Approximately 27%, 25% and 19% of the Company’s total accounts receivable related to these same customers as of December 31, 2014.

Inventories

Inventories consist of finished product of packaged nutritional supplements, raw materials used in the manufacturing process, and packaging and labels. The cost of inventory is valued at lower of cost or market using the average cost method.

Property, Plant and Equipment

Property, plant and equipment are stated at cost less accumulated depreciation. Depreciation expense for the period ended September 30, 2015 and 2014 was $63,761 and $67,500 respectively, and is computed over the estimated useful lives of the assets using the straight-line method. Leasehold improvements are depreciated over the shorter of their useful life or of the lease term.

Debt financing costs

Debt financing costs include direct costs incurred by the Company as part of long term debt financings. Amortization is provided on a straight-line basis, which approximates the interest method, over the terms of the debt and is included in interest expense.

Revenue Recognition

Revenue is recognized upon shipment of inventory. Sales are recognized when all of the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the seller’s price to the buyer is fixed or determinable; and, (4) collectability is reasonably assured.

7

Organic Holdings, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)
(Continued)

Net sales represent products at gross sales price, less estimated returns and allowances for which provisions are made at the time of sale and less other early payment discounts and sales incentives. The cost of product given to customers for no additional charge is also classified as sales discounts.

The Company’s largest customer has the right to return inventory to the Company that is outdated, slow-moving, discontinued or recalled (as defined by the purchase agreement). Another significant customer includes the right to return product within a specific time period, and to withhold payment for expected returns, as specified in individual purchase orders. The Company may allow a recurring customer to return inventory on a case-by-case basis regardless of the existence of a contractual right of return.

The Company reserves for estimated returns based on historical rates of returns and specific identification of potential returns. The amount of future returns is inherently uncertain and may differ from the estimated returns.

The Company has recorded a reserve of $224,278 and $377,459 as of September 30, 2015 and December 31, 2014, respectively. The reserve includes the deferred gross profit for the estimated returns as well as the estimated unrecoverable cost of the returned inventory. The reserve is included in Accounts Receivable in the Condensed Consolidated Balance Sheets.

Costs of Goods Sold and Shipping and Handling Costs

Cost of goods sold includes expenses incurred to acquire and produce inventory for sale, including raw material product costs, manufacturing, packaging, freight-in, and import costs and certain warehousing, or handling, costs associated with the receiving or manufacturing of goods for sale. Cost of goods sold includes the cost of inventory related to estimated customer returns that cannot be resold to other customers. The Company’s shipping and handling costs are included in cost of goods sold.

8

Organic Holdings, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)
(Continued)

Advertising Costs

Advertising costs are expensed when incurred. Advertising expense was $354,290 and $201,946 for the nine months ended September 30, 2015 and 2014, respectively.

Income taxes

For income tax reporting purposes, the Company is a pass-through tax entity. As such, the members include their respective share of taxable income of the Company in their individual tax returns and no federal or state income tax is imposed on the Company.

The Company identifies and evaluates uncertain tax positions, if any, and recognizes the impact of uncertain tax positions for which there is a less than more-likely-than-not probability of the position being upheld when reviewed by the relevant taxing authority. Such positions are deemed to be unrecognized tax benefits and a corresponding liability is established on the balance sheet. The Company has not recognized a liability for uncertain tax positions. If there were an unrecognized tax benefit, the Company would recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. Income tax filings are subject to audit by taxing authorities and filings for periods after 2011 are open to examination by taxing authorities.

Fair Value of Financial Instruments

The fair value of financial instruments is measured as the amount that could be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A fair value hierarchy is used to prioritize the quality and reliability of the information used to determine fair values. Categorization within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The fair value hierarchy is defined into the following three categories:

Level 1: Quoted market prices in active markets for identical assets or liabilities.

Level 2: Observable market based inputs or unobservable inputs corroborated by market data.

Level 3: Unobservable inputs not corroborated by market data.

9

Organic Holdings, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)
(Continued)

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management.

The fair value of the Company’s derivative warrant liability is determined under Level 3. There is no current market for this security and as a result the determination of fair value requires significant judgment or estimation. The Company revalues its derivative warrant liability at each period end and recognizes gains or losses in the consolidated statements of operations attributable to the change in the fair value of the derivative warrant liability.

	September 30, 2015	December 31, 2014
Balance, beginning of period	$2,363,000	$913,000
Issuance of derivative warrant liability	–	–
Change in fair value	(707,531)	1,450,000
Balance, end of period	$1,655,459	$2,363,000

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications

Certain amounts in the 2014 consolidated financial statements have been reclassified to conform with the current year presentation.

Subsequent Event

On October 5, 2015 the Company was acquired by Twinlab Consolidation Corporation (TCC) for a purchase price of $37,000,000. TCC and the Organic Holdings each provided customary representations, warranties and covenants in the Purchase Agreement, and Organic Holdings agreed to be bound by certain non-compete and non-solicitation provisions. Organic Holdings also agreed to customary indemnification of TCC and its affiliates for certain losses and damages, by way of the cancellation of shares of common stock of the Company owned by Health, KP LLC (“Health”), an affiliate of Organic Holdings.

10

Organic Holdings, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)
(Continued)

3.	Inventory

Inventory consists of the following:

	September 30,	December 31,
	2015	2014
Finished goods	$2,733,535	$2,700,133
Raw materials	1,118,557	604,346
Packaging and labels	509,501	322,739
	4,361,593	3,627,218
Reserve for slow-moving and obsolete inventory	(224,278)	(377,459)
	$4,137,315	$3,249,759

4.	Property and Equipment

Property and equipment as of September 30, 2015 and December 31, 2014 consists of:

	Estimated
	Useful Lives	2015	2014
Computer equipment and software	3 years	$261,790	$228,909
Furniture and office equipment	7 years	155,100	151,650
Leasehold improvements	2 years	2,891	2,891
		419,781	383,450
Less: Accumulated depreciation		(305,800)	(242,040)
		$113,981	$141,410

5.	Accrued Expenses

Accrued expenses as of September 30, 2015 and December 31, 2014 consist of:

11

Organic Holdings, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)
(Continued)

	2015	2014
Accrued expenses – other	$523,248	$929,443
Accrued transaction bonuses	1,084,000	-
Accrued 2015 employee bonuses	229,035	-
Accrued executive compensation	-	425,000
Accrued contingencies	15,000	113,000
Accrued payroll	210,688	108,039
Accrued purchases	332,779	-
	$2,394,750	$1,575,482

6.	Lines of Credit

The Company entered into a revolving line of credit with a lender in November 2014. The line of credit had a maximum facility amount of $5,000,000 and outstanding principal of $2,056,108 and $559,504 as of September 30, 2015 and December 31, 2014, respectively. The lender may make advances based on available collateral of accounts receivable and finished goods inventory, as defined in the loan agreement. Interest is due monthly at 1.5% plus a base rate, which is the greater of (a) 3.25%, (b) the Prime rate, or (c) the federal funds rate plus 0.5%. The loan is collateralized by a first interest in all assets of the Company. Early termination fees apply through the second anniversary of the loan. The line of credit matures on November 24, 2017.

7.	Long Term Debt and Warrant

Long term debt

On December 28, 2013, the Company borrowed $5,000,000 and entered into a Note and Warrant Purchase Agreement. The note bears interest at the greater of 12% or the prime rate plus 4%. Interest-only payments are due monthly and principal is due in full on December 31, 2017. Prepayment penalties of 5% apply in the first year and decrease by 1% each year thereafter. The note is secured by a second lien on all assets and is subordinated to the line of credit. Restrictive financial covenants apply with respect to debt levels, EBITDA and working capital.

12

Organic Holdings, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)
(Continued)

During 2014, the Company received waivers from the lender for covenant violations during various months through June 2014. Management believes the Company was in compliance with these covenants as of September 30, 2015.

Warrants

In connection with the borrowing under the note payable above, the Company issued to the note holder a warrant to purchase a 2.5% equity interest in the Company at an exercise price of $100. The warrant may be exercised at any time, has a term of 10 years and includes both a put and call provision which can be triggered upon the occurrence of certain events. The warrant may be called by the Company upon a (a) change in control, (b) payment of 70% of the principal balance under the note, or (c) at the maturity date of the note. The warrant holder can exercise their put option upon (a) an event of default, (b) upon payment of the 70% of the principal balance of the note, or (c) at the maturity date of the note. In the event the put or call provision is exercised, the remaining principal amount of the note is also due in full. The put and call price is based on the lesser of the sales price (if applicable) or based on a historical EBITDA multiple, as defined by the agreement.

Based on relevant accounting guidance, the warrant is considered to be a derivative which requires separate accounting as a derivative instrument. The initial fair value of the derivative liability was recorded as a separate liability and a corresponding debt discount, resulting in a reduction of the initial carrying amount of the note. This discount is being amortized as interest expense over the life of the loan.

The warrant derivative liability has been valued using a discounted probability-weighted cash flow approach, recorded at fair value at the date of issuance; and is marked-to-market with the change in fair value recorded in the Company’s consolidated statements of operations as income or expense. The change in fair value resulted in a gain of $707,531 for the period ended September 30, 2015 and a loss of $1,273,000 for the period ended September 30, 2014.

13

Organic Holdings, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)
(Continued)

The fair value of the initial derivative was estimated at $380,000 as of the date of issuance in 2012 and was recorded as a liability on the Balance Sheet. The note payable was recorded net of a corresponding $380,000 discount, which is amortized as interest expense in the consolidated statements of operations using the effective-interest method over the 5-year term of the note.

Additional 2013 warrant

In July 2013 the Company issued the lender an additional warrant to purchase a 7.5% equity interest in the Company. The warrant has terms similar to the initial 2.5% warrant, but also provides for a decrease in the equity interest depending on the Company’s EBITDA (earnings before interest, taxes, depreciation & amortization). The fair value of the 2013 warrant derivative was estimated at $571,000 when granted during 2013 and was recorded in the same manner as the initial warrant derivative above.

8.	Operating Leases

Rent expense was $201,362 and $202,847 for the nine months ended September 30, 2015 and 2014, respectively. Future minimum lease payments under noncancellable operating leases (with an initial or remaining term in excess of one year) are as follows:

Operating leases
Period ended September 30:
2015	$224,943
2016	233,518
2017	24,590
2018	1,700

$484,751

9.	401(k) Retirement Plan

The Company maintains a 401(k) retirement plan (the Plan) for its employees who have completed one year of service. Under the Plan, eligible employees may contribute their compensation to the Plan on a pre-tax or after-tax (Roth) basis, subject to Internal Revenue Service limits. The Company made discretionary matching contribution of $25,302 and $37,567 to the Plan during the nine months ended September 30, 2015 and 2014 respectively.

14

Organic Holdings, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)
(Continued)

10.	Commitments and Contingencies

Employment Agreements

The Company has employment agreements with several key employees. These agreements have a term of one year and renew automatically for subsequent one year periods. The agreements provide for base compensation plus a grant of management incentive units (MIU’s). As of September 30, 2015, the Company had granted MIU’s to seven individuals. No distributions were paid to MIU holders through September 30, 2015. Distributions were made at the time of the Twinlab Consolidation Corporation acquisition on October 5, 2015.

Regulatory Framework and Product-related Contingencies

The Company has been, and in the future may be, subject to product liability claims, including that products caused injury or illness, do not include inadequate instructions for use or warnings concerning possible side effects or interactions with other substances. The Company also is at risk of claims from consumers and class action lawsuits relating to claims made for products and the substantiation of such claims.

The Company could experience product recalls or a significant amount of product returns, and the Company may incur significant and unexpected costs, and its business reputation could be materially adversely affected.

The Company's operations, including the formulation, manufacturing, advertising and sale of its products, are subject to regulation by various, federal, state and local government agencies in the United States and internationally. The Company may be subject to challenges to its marketing, advertising or product claims in litigation or governmental, administrative or other regulatory proceedings. Failure to comply with applicable regulations or withstand such challenges could result in changes in product labeling, packaging, or advertising, product reformulations, discontinuation of our product by retailers, loss of market acceptance of the product by consumers, additional recordkeeping requirements, injunctions, product withdrawals, recalls, product seizures, fines, monetary settlements or criminal prosecution. Any of these actions could have a material adverse effect on Company's results of operations and financial condition.

15

Organic Holdings, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)
(Continued)

Other contingencies

The Company is subject to various other legal proceedings and claims that arise in the ordinary course of business. In the opinion of management, the amount of any ultimate liability with respect to these actions is undeterminable and should not materially affect the Company’s financial statements.

16